Exhibit 99.1

Ms. Jean M. Nelson, Chief Financial Officer
817-831-5030

FOR IMMEDIATE RELEASE

VIRBAC CORPORATION PROVIDES
UPDATE REGARDING RESTATEMENT
AND RELATED MATTERS

FORT WORTH, TX, November 8, 2004 — Virbac Corporation (PK: VBAC) has advised its shareholders and others interested in the Company’s progress that prior statements regarding the Company’s estimated or projected performance and the estimated or projected effects of the Company’s previously announced restatement of prior period results should be disregarded. The Company has completed the internal investigation and related forensic accounting analysis it first reported on November 12, 2003. Based on the outcome of this investigation and analysis, the Company no longer believes that the previously reported preliminary estimates and projections should be relied upon.

Without limiting the generality of the forgoing, the Company identified the following specific information as no longer being reliable:

•	All statements concerning the Company’s projected performance and/or revenue goals for 2004 made by the Company’s former management;
•	The statement contained in the Company’s November 24, 2003 press release and related Form 8-K filing with the United States Securities and Exchange Commission (and either repeated or not disclaimed in subsequent press releases and SEC filings) that the Company’s restatement of prior period results would affect only previously released financial information for 2001, 2002 and the first two quarters of 2003; and
•	The preliminary estimates of its third quarter 2003 and restated 2001 and 2002 results set forth in the Company’s December 18, 2003 press release and related Form 8-K filing with the United States Securities and Exchange Commission.

The Company cautions shareholders that, because French legal, regulatory and accounting requirements applicable to Virbac S.A. may not be the same as U.S. legal, regulatory and accounting requirements applicable to the Company, Virbac S. A. statements regarding Virbac Corporation’s performance should be relied upon only when specifically confirmed and adopted by the Company.

The Company declined to provide new estimates or projections and indicated that no estimates or projections of the results of financial reporting periods ending prior to December 31, 2004 would be provided prior to the filing of financial statements for those periods with the United States Securities and Exchange Commission. The Company also said that it would not speculate on the dates by which it would make these filings with the United States Securities and Exchange Commission.

In a statement, Jean M. Nelson, Chief Financial Officer, said “I believe the Company has made significant progress in its effort to restate prior period results and complete accurate financial statements for reporting periods beginning with the third quarter of 2003. This effort is our highest priority. Our primary goal and objective is to accurately present our historical financials and ensure that we are able to provide accurate and timely financial information on a go-forward basis. Virbac’s new management team is focused on reestablishing the Company’s credibility with investors and for this reason we have decided not to provide estimates or projections with regard to the Company’s restated financials at this time and will wait until the restatement process is complete.”

Virbac Corporation, located in Fort Worth, Texas, markets leading veterinary products under the brand names of Soloxine®, C.E.T.® Home Dental Care, the Allerderm line of dermatology products, IVERHART™ PLUS Flavored Chewables, and Preventic®. For more information on Virbac and its products, please visit www.virbaccorp.com.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “projection,” “projected,” “preliminary,” “goal,” “objective”, “anticipate,” “believe,” “estimate”, “expect,” “plan,” “intend,” “could,” “designed,” and similar expressions may identify forward-looking statements. These forward looking statements are based upon estimates and assumptions that are subject to risks and uncertainties. Because of these risks and uncertainties, some of which may not be currently ascertainable and many of which are beyond Virbac’s control, actual future events may deviate from the estimates and assumptions on which the forward-looking statements are based. Deviations between actual future events and Virbac’s estimates and assumptions could lead to results that are materially different from those expressed in or implied by the forward-looking statements contained in this press release. Virbac does not intend to update these forward- looking statements to reflect actual future events.